UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report — June 6, 2007

(Date of earliest event reported)

PENN NATIONAL GAMING, INC.

 (Exact name of registrant as specified in its charter)

Pennsylvania	0-24206	23-2234473
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification
Number)

825 Berkshire Blvd., Suite 200, Wyomissing Professional Center, Wyomissing, PA	19610
(Address of principal executive offices)	(Zip Code)

Area Code (610) 373-2400

(Registrant’s telephone number)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 to Form 8-K):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 6, 2007, the shareholders of Penn National Gaming, Inc. (the “Company”) approved the Company’s Annual Incentive Plan (the “Plan”) and the performance goals thereunder.  The Plan provides for cash bonuses payable upon the attainment of pre-established corporate performance goals.  The Compensation Committee approved a performance measure of free cash flow compared to the results of a peer group of the Company’s competitors and a performance measure of earnings before interest, taxes, depreciation, and amortization (“EBIDTA”) compared to plan as the business criteria upon which performance goals are based.  Participants may receive a bonus with a threshold, target and maximum payout.  The Committee may determine to pay the bonus in shares of the Company’s common stock, instead of cash, under the Company’s equity-based incentive compensation plans.  The Compensation Committee may reduce, but may not increase, any bonus.  Eligible employees of the Plan include the Company’s Chief Executive Officer, the other executive officers of the Company and other key officers of the Company.

The Plan will be administered by the Compensation Committee of the Board of Directors of the Company who will, among other things, designate participants from among the eligible employees of the Company, establish performance goals within the parameters of the Plan and administer the Plan as it deems necessary or advisable.  The Compensation Committee also has the right to terminate or amend the Plan, without shareholder approval, at any time and for any reason.

A full description of the Plan is attached as Exhibit 10.1 and incorporated herein by reference.

Item 8.01               Other Events.

On June 6, 2007, the Company issued a press release announcing the results of its 2007 Annual Meeting of Shareholders and that, as a result of the fact that the 2007 Employees Long Term Incentive Compensation Plan and the 2007 Long Term Incentive Compensation Plan for Non-Employee Directors of the Company were not approved by shareholders, the Company will not proceed with its previously announced program to repurchase up to $200 million of the Company’s common stock, as it was conditioned on shareholder approval of such plans.

Item 9.01               Financial Statements and Exhibits.

(d)               Exhibits.

Exhibit No.	Description

10.1	Description of the Penn National Gaming, Inc. Annual Incentive Plan.

99.1	Press Release of Penn National Gaming, Inc., dated June 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 12, 2007	PENN NATIONAL GAMING, INC.

	By:	/s/ Robert S. Ippolito
Robert S. Ippolito
Vice President, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Description of the Penn National Gaming, Inc. Annual Incentive Plan.

99.1	Press Release of Penn National Gaming Inc., dated June 6, 2007